Exhibit 3.1.11

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                              UCAR COMPOSITES INC.

We, Erick R. Asmussen, the Vice President and Karen G. Narwold, the Secretary of UCAR Composites Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify that:

1. That they are the Vice President and Secretary, respectively, of UCAR Composites Inc., a California corporation.

2.   That the name of the corporation is: UCAR Composites Inc.

3. That an amendment to the articles of incorporation of this corporation has been approved by the Board of Directors.

4.   The amendment so approved by the Board of Directors is as follows:

Article I of the Articles of Incorporation of this corporation is amended to read as follows:

The name of this corporation is UCAR Holdings V Inc.

5. That the sole shareholder has adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the sole shareholder is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

6. That the designation and the total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approva1 thereof are as follows:

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 Designation          Number of shares            Minimum percentage
 ------------         outstanding entitled        vote required to
                      to vote or give written     approve
                      consent                     -------
                      -------

 Class A              800                         More than 50 percent
 Common Stock

7. That the number of shares of each class which gave written consent in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote, as set forth above.

  Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true and correct of their own knowledge.

  Date: July 21, 2003


                                   /s/ Erick R. Amussen
                                   --------------------------------------------
                                   Erick R. Asmussen


                                   /s/ Karen G. Narwold
                                   --------------------------------------------
                                   Karen G. Narwold